UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 26, 2006
Continucare Corporation
(Exact name of registrant as specified in its Charter)

Florida (State of other jurisdiction or incorporation or organization)	1-12115 (Commission File Number)

7200 Corporate Center Drive, Suite 600, Miami, Florida (Address of principal executive offices)	33126 (Zip Code)
59-2716023
(IRS Employer Identification No.)
(305) 500-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information contained in Items 2.01 and 2.03 are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     Effective October 1, 2006, Continucare Corporation, a Florida corporation (the “Company”), completed its previously announced acquisition of Miami Dade Health and Rehabilitation Services, Inc., a Florida corporation (“MDHRS”), Miami Dade Health Centers, Inc., a Florida corporation (“MDHC”), West Gables Open MRI Services, Inc., a Florida corporation (“West Dade”), Kent Management Systems, Inc. (“Kent”), Pelu Properties, Inc., a Florida corporation (“Pelu”), Peluca Investments, LLC, a Florida limited liability company (“Peluca”), and Miami Dade Health Centers One, Inc., a Florida corporation (“MDHC One, and, collectively with MDHRS, MDHC, West Dade, Kent, Pelu and Peluca, the “MDHC Companies”) (the “Acquisition”). In connection with the completion of the Acquisition and in consideration for the assets acquired pursuant to the Acquisition, the Company paid the MDHC Companies approximately $5.0 million in cash, issued to the MDHC Companies 20.0 million shares of the Company’s common stock, par value $.0001 per share, and assumed or repaid certain indebtedness and liabilities of the MDHC Companies. The 20.0 million shares of the Company’s common stock issued in connection with the Acquisition were issued pursuant to an exemption under the Securities Act of 1933, as amended, and 1.5 million of such 20.0 million shares were placed in escrow as security for indemnification rights of the MDHC Companies and their owners. Pursuant to the terms of the Agreement, the Company is also obligated to pay the owners of the MDHC Companies an additional $1.0 million in cash on October 1, 2007, the first anniversary date of the closing, and up to $2.0 million in cash based on the working capital of the MDHC Companies as of October 1, 2006 and the monthly payments in respect of the MDHC Companies’ business operations received by the Company or any of its subsidiaries from certain identified third-party payors during the fourteen day period commencing on October 2, 2006. The Company will also make certain other payments to the owners of the MDHC Companies depending on the collection of certain receivables that were fully reserved on the books of the MDHC Companies as of December 31, 2005.
     In connection with the Acquisition, the Company appointed Dr. Luis Cruz to the Company’s Board of Directors effective as of October 1, 2006 and entered into one-year employment agreements with each of the principal owners of the MDHC Companies. Under these employment agreements, Dr. Luis Cruz is employed as Vice Chairman of the Board of Directors of the Company at an annual salary of $225,000, Jose Garcia is employed as Executive Vice President of the Company at an annual salary of $275,000, and Carlos Garcia is employed as President — Diagnostics Division of the Company at an annual salary of $225,000. Each owner of the MDHC Companies was also awarded options to acquire 100,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on October 2, 2006. The options vest ratably over a term of four years and have a term of ten years. Each of the owners of the MDHC Companies is subject a five-year non-competition covenant following the closing of the Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As a result of the Acquisition, the consolidated net indebtedness of the Company increased by approximately $7.6 million.
     On September 26, 2006, Continucare MDHC, LLC, a wholly-owned subsidiary of the Company (“Borrower”), entered into agreements with Merrill Lynch Business Financial Services, Inc. (“Merrill Lynch”) for two term loan facilities funded out of lines of credit (the “Term Loans”) with maximum loan amounts of $4.8 million and $1.0 million, respectively. Each of the Term Loans requires Borrower to make mandatory monthly payments that reduce the lines of credit under the Term Loans. Subject to the terms and conditions of the Term Loans, any prepayments made to the Term Loans by Borrower may be re-borrowed by Borrower on a revolving basis so long as the line of credit applicable to such Term Loan, as reduced by the mandatory monthly payment, is not exceeded. Each of the Term Loans (1) matures on October 1, 2011, (2) has variable interest rates at a per annum rate equal to the sum of 2.4% and the One-Month LIBOR rate, (3) requires the Company and its subsidiaries, on a consolidated basis, to maintain a tangible net worth of $12 million and a debt coverage ratio of 1.25 to 1 and (4) are secured by substantially all of the assets of the Company and its subsidiaries, including those assets acquired pursuant to the Acquisition. Effective October 1, 2006, Borrower fully drew on these Term Loans to fund certain portions of the cash payable upon the closing of the Acquisition.
     Also effective September 26, 2006, the Company amended the terms of its existing general credit facility (the “Credit Facility”) with Merrill Lynch to eliminate the financial covenant which previously required the Company’s EBITDA to exceed $1,500,000 on a trailing 12-month basis any time during which amounts are outstanding under the Credit Facility and replace such covenant with covenants requiring the Company and its subsidiaries, on a consolidated business, to maintain a tangible net worth of $12 million and a debt coverage ratio of 1.25 to 1. The Company drew approximately $1.8 million under the Credit Facility to fund portions of the cash payable upon the closing of the Acquisition. For more information on the Credit Facility, see “Notes to Consolidated Financial Statements — Note 5 — Debt” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information contained in Item 2.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after October 6, 2006, the date by which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.
     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after October 6, 2006, the date by which this Current Report on Form 8-K must be filed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President — Finance, Chief Financial Officer, Treasurer & Secretary
Dated: October 2, 2006